SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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Check the appropriate box:

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[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                             HERLEY INDUSTRIES, INC.
                (Name of Registrant as Specified in its Charter)
_____________________________________________________________________________
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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    to Exchange Act Rule 0-11:
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     paid  previously.  Identify the previous filing by  registration  statement number, or the Form or Schedule, and the date of its filing.

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

                            HERLEY INDUSTRIES, INC.
                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                January 26, 1999
                             ----------------------


To the Stockholders of HERLEY INDUSTRIES, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Herley Industries, Inc. will be held at the Comfort Inn, 500 Centerville Road, Lancaster, Pennsylvania 17601 on Tuesday, January 26, 1999 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

     1.   To elect three directors.

     2. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

     The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

     Only stockholders of record on the books of the Company at the close of business on December 28, 1998 will be entitled to vote at the Annual Meeting of Stockholders or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.

                              By Order of the Board of Directors,

                                       LEE N. BLATT
                                   Chairman of the Board


Dated:    December 30, 1998
          Lancaster, Pennsylvania

                            HERLEY INDUSTRIES, INC.
                               10 Industry Drive
                         Lancaster, Pennsylvania 17603
                             ----------------------
                                PROXY STATEMENT
                             ----------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                           Tuesday, January 26, 1999


     The Annual Meeting of Stockholders of Herley Industries, Inc. (the "Company") will be held on Tuesday, January 26, 1999 at The Comfort Inn, 500 Centerville Road, Lancaster, Pennsylvania 17601 at 10:00 a.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders. This proxy statement and the enclosed proxy has been mailed on or about December 30, 1998 to all stockholders as of the record date.

     If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

Voting Rights

     Only stockholders of record on December 28, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. The Company has outstanding one class of voting capital stock, namely 5,295,540 shares of Common Stock, $.10 par value. Stockholders are entitled to one vote for each share registered in their names at the close of business on the Record Date. The affirmative vote of a majority of the votes cast at the meeting is required for approval of each matter to be submitted to a vote of the stockholders. For purposes of determining whether proposals requiring a majority of the votes cast at the meeting have received a majority vote, abstentions will not be included in the vote totals, and in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will have no effect on such vote, but will be counted in the determination of a quorum.

     To the  knowledge  of the  Board  of  Directors,  upon  whose  behalf  this solicitation is made, the only persons owning of record or beneficially more than 5% of the Company's outstanding Common Stock as of the Record Date are Lee
N. Blatt, Chairman of the Board, residing in Vero Beach, Florida, who owns 608,552 (10.7%) shares, Myron Levy, President, residing in Lancaster, Pennsylvania, who owns 548,687 (9.7%) shares and Kennedy Capital Management, Inc., which owns 382,886 (7.2%) shares.

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a Board of Directors consisting of not less than three nor more than twelve directors, classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. The Company's Board of Directors now consists of seven directors as set forth below.



     Class I                           Class II                       Class III
(To Serve until the                (To Serve until the            (To Serve until the
 Annual Meeting of                  Annual Meeting of              Annual Meeting of
Stockholders in 2000)               Stockholders in 2001)          Stockholders in 1999)
---------------------               ----------------------        ----------------------
Lee N. Blatt                          Dr. Alvin M. Silver (1)       Adm. Thomas J. Allshouse (Ret.) (1)
Adm. Edward K. Walker, Jr. (Ret.) (1) John A. Thonet                David Lieberman
                                      Myron Levy

(1) Member of Compensation and Audit Committees

     Dr. Alvin M. Silver, John A. Thonet and Myron Levy, directors in Class II, are to be elected at this 1998 Annual Meeting of Stockholders to hold office until the Annual Meeting of Stockholders as set forth above or until their successors are chosen and qualified. Shares represented by executed proxies in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of the aforesaid nominees (each of whom is now a director) unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

     Directors who are not employees of the Company receive a fee of $7,500 for each annual meeting of the Board of Directors and $1,500 for each interim Board of Directors or committee meeting attended. There were six meetings of the Board of Directors during the fiscal year ended August 2, 1998, including the annual meeting. Each Director attended or participated in at least 75% of such meetings of the Board of Directors. During the fiscal year ended August 2, 1998, there was one meeting each of the Audit and Compensation Committees. The Audit Committee is involved in discussions with the Company's independent certified public accountants with respect to the year end audited financial statements. The Compensation Committee recommends executive compensation and the granting of stock options and warrants to key employees. See "Compensation Committee Report on Executive Compensation." The Company does not have a nominating committee.

Security Ownership

     The following table sets forth the indicated information as of November 2, 1998 with respect to the beneficial ownership of the Company's securities by:
(i) all persons known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock, based solely on filings made with the Security and Exchange Commission, (ii) each director and named executive officer of the Company, and (iii) by all executive officers and directors as a group:


                                                                Shares of Common Stock
                                                Director          Beneficially Owned
Name                                    Age      Since                (1)(5)
----                                    ---     --------       ------------------------

Lee N. Blatt (2)(4)(5)                   70       1965               608,552 (10.7%)
Myron Levy (4)(5)(6)                     58       1992               548,687 (9.7%)
Anello C. Garefino (4)(5)                51         -                 56,424 (1.0%)
Allan Coon (4)                           62         -                 49,444
George Hopp (4)                          60         -                 14,667
Adam J. Bottenfield (4)                  38         -                 20,667
Ray Umbarger (4)                         51         -                 13,620
Glenn Rosenthal (4)                      38         -                  8,256
Mark A. Krumm (4)                        52         -                  1,000
Howard M. Eckstein                       47         -                     -
David H. Lieberman (4)                   53       1985                 7,963
Adm. Thomas J. Allshouse (Ret.) (4)      73       1983                26,666
John A. Thonet (3)(4)                    48       1991                21,693
Alvin M. Silver (4)                      67       1997                 6,500
Adm. Edward K. Walker, Jr. (Ret.) (4)    65       1997                 2,500
Kennedy Capital Management, Inc.                                       382,886 (7.2%)
Directors and executive officers
  as a group (14 persons)                                            1,386,609 (22.3%)
________

(1) No executive officer or director owns more than one percent of the outstanding shares of Common Stock unless otherwise indicated. Ownership represents sole voting and investment power.
(2) Does not include an aggregate of 470,229 shares owned by family members, including Hannah Thonet, Rebecca Thonet, Kathi Thonet, Randi Rossignol, Max Rossignol, Henry Rossignol, Patrick Rossignol and Allyson Gerber, of which Mr. Blatt disclaims beneficial ownership.
(3) Does not include 133,332 shares, owned by Mr. Thonet's children, Hannah and Rebecca Thonet, and 76,278 shares owned by his wife, Kathi Thonet. Mr. Thonet disclaims beneficial ownership of these shares.
(4) Includes shares subject to options exercisable within the 60 days after November 2, 1998 at prices ranging from $2.535 to $9.25 per share pursuant to the Company's Stock Plans: Lee N. Blatt - 261,113, Myron Levy - 272,226, Anello C. Garefino - 30,002, Allan Coon - 49,444, George Hopp - 10,223, Adam J. Bottenfield - 17,332, Ray Umbarger - 12,667, Glenn Rosenthal - 6,667, Mark A. Krumm - 1,000, Adm. Thomas J. Allshouse - 13,333, David H. Lieberman - 7,333, John A. Thonet - 13,333, Alvin M. Silver - 2,500, Edward
     K. Walker - 2,500.
(5) Includes shares subject to outstanding warrants exercisable within 60 days after November 2, 1998 at a price of $4.6406: Lee N. Blatt - 133,333, Myron Levy - 66,667, Anello C. Garefino - 13,333.
(6) Does not include 5,000 shares owned by Mr. Levy's daughter, Stephanie Levy, of which Mr. Levy disclaims beneficial ownership.
(7)  Address is 10829 Olive Boulevard, St. Louis, Missouri 63141.

Principal Occupations of Directors

     The following is a brief account of the business experience for the past five years of the Company's directors:

     Mr. Lee N. Blatt is a co-founder of the Company and has been Chairman of the Board of the Company since its organization in 1965. Mr. Blatt holds a Bachelors Degree in Electrical Engineering from Syracuse University and a Masters Degree in Business Administration from City College of New York.

     Mr. Myron Levy has been President of the Company since June 1993 and served as Executive Vice President and Treasurer since May 1991, and prior thereto as Vice President for Business Operations and Treasurer since October 1988. For more than ten years prior to joining the Company, Mr. Levy, a certified public accountant, was employed in various executive capacities, including Vice-President, by Griffon Corporation (formerly Instrument Systems Corporation). Mr. Levy is a director of Mike's Original, Inc., a manufacturer and distributor of premium ice cream products.

     Mr. David H. Lieberman has been a director of the Company since 1985 and Secretary of the Company since 1994. Mr. Lieberman has been a practicing attorney in the State of New York for more than the past ten years and is a member of the firm of Blau, Kramer, Wactlar & Lieberman, P.C., general counsel to the Company.

     Admiral Thomas J. Allshouse (Ret.) has been a director of the Company since September 1983. Prior to 1981, when he retired from the United States Navy, Admiral Allshouse served for 34 years in various naval officer positions, including acting as commanding officer of the United States Naval Ships Parts Control Center. Admiral Allshouse holds a Bachelors Degree in Engineering from the United States Naval Academy and a Masters Degree in Business Administration from Harvard University.

     Dr. Alvin M. Silver has been a director of the Company since October 1997. Since 1977, Dr. Silver has been Executive Vice President of the Ademco Division of Pittway Corporation. Dr. Silver holds a Bachelors Degree in Industrial Engineering from Columbia University, a Masters Degree in Industrial Engineering from Stevens Institute of Technology and a Doctor of Engineering Science Degree in Industrial Engineering/Operations Research from Columbia University. Dr. Silver is a Professor at the Frank G. Zarb School of Business of Hofstra University.

     Mr. John A. Thonet has been a director of the Company since 1991 and President of Thonet Associates, an environmental consulting firm specializing in land planning and zoning matters for more than the past ten years. Mr. Thonet is the son-in-law of Mr. Blatt.

     Admiral Edward K. Walker, Jr. (Ret.) has been a director of the Company since October 1997. Since his retirement from the United States Navy in 1988, Admiral Walker has been Vice President, Administration for Resource Consultants, Inc., a member of Gilbert Associates, Inc. which is a professional services company providing services to the Department of Defense, particularly the Navy, in a wide range of technical, engineering and management disciplines. Prior to his retirement from the United States Navy, Admiral Walker served for 34 years in various naval officer positions, including Commander of the Naval Supply Systems Command, and Chief of Supply Corps. Admiral Walker holds a Bachelors Degree from the United States Naval Academy and Masters Degree in Business Administration from The George Washington University.

                                   MANAGEMENT

Officers of the Company

     The executive officers of the Company are as follows:

     Name                          Position Held with the Company
     ----                          -------------------------------
     Lee N. Blatt             Chairman of the Board and Chief Executive Officer
     Myron Levy               President
     Anello C. Garefino       Vice President - Finance, Treasurer and
                              Chief Financial Officer
     Allan Coon               Vice President
     Adam J. Bottenfield      Vice President - Engineering
     Ray Umbarger             Vice President - Domestic Marketing
     George Hopp              Vice President - International Marketing
     Glenn Rosenthal          Vice President
     Mark A. Krumm            Vice President - Business Development
     Howard M. Eckstein       Vice President - New Product Development
     David H. Lieberman       Secretary

     Mr. Anello C. Garefino has been employed by the Company in various executive capacities for more than the past five years. Mr. Garefino, a certified public accountant, was appointed Vice President - Finance, Treasurer and Chief Financial Officer in June 1993. From January 1990 to June 1993, Mr. Garefino was Finance Manager of the Company. From 1987 to January 1990, Mr. Garefino was Corporate Controller of Exide Corporation.

     Mr. Allan Coon joined the Company in 1992 and was appointed Vice President in December 1995. Prior to joining the Company, Mr. Coon was Senior Vice President and Chief Financial Officer of Alpha Industries, Inc., a publicly traded company engaged in military and commercial electronic programs.

     Mr. Adam J. Bottenfield was appointed Vice President - Engineering in July 1997. Mr. Bottenfield has been employed by the Company as Systems Engineering Manager of Herley-Vega Systems since the Company's acquisition of Vega in 1993. From 1984 to 1993, Mr. Bottenfield was Manager of Digital and Software Engineering of Vega.

     Mr. Ray Umbarger was appointed Vice President - Domestic Marketing in July 1997, having been employed by the Company since June 1995. For more than ten years prior to that, Mr. Umbarger served in the U.S. Navy where he was a Captain. His responsibilities in the Navy included the design, development production, deployment and life cycle support of all Navy, and in some cases, all Department of Defense target systems. Mr. Umbarger received a Bachelors Degree in Aeronautical Engineering from the U.S. Naval Academy, a Masters Degree in Aeronautical Engineering from Princeton University and a Masters Degree in Business Administration from Monmouth College.

     Mr. George Hopp was appointed Vice President - International Marketing in July 1997. Mr. Hopp has been employed by the Company in a sales and marketing position since 1995 and directs the operations of the Company's GSS division. For more than ten years prior to joining the Company, Mr. Hopp was Director of International Programs for Northrop Grumman, Military Aircraft Division.

     Mr. Glenn Rosenthal was appointed Vice President of the Company in August 1997. From June 1988 until its acquisition by the Company in August 1997, Mr. Rosenthal was employed by Metraplex Corporation, holding the positions of President (from June 1996) and Chief Operations Officer (from 1995). Mr.
Rosenthal  holds  a  Bachelors   Degree  in  Engineering  from  Carnegie  Mellon
University.

     Mr. Mark A. Krumm was appointed Vice President for Business Development upon joining the Company in November 1997. For more than 10 years prior to joining the Company, Mr. Krumm was program manager for various electronic defense systems with Harris Corporation. Mr. Krumm has a Bachelors Degree in Aerospace engineering from St. Louis University and holds a Masters Degree in Business Administration from Southern Illinois University.

     Mr. Howard M. Eckstein was appointed Vice President - New Product Development upon joining the Company in April 1998. Mr. Eckstein has 25 years experience in the design and development of aerospace telemetry equipment and systems. Mr. Eckstein served from 1992 to 1998 as Vice President - Advanced Products for L3 Communications, and as Vice President - Engineering from 1986 to 1992. Mr. Eckstein earned his Bachelors Degree in Electrical Engineering from the Pennsylvania State University and holds a Masters Degree in Engineering from the University of Pennsylvania.

Executive Compensation

     The following table sets forth the annual and long-term compensation with respect to the Chairman/Chief Executive Officer, and the Company's four most highly compensated executive officers other than the Chief Executive Officer (the "named executive officers") for services rendered for the fiscal years ended August 2, 1998, August 3, 1997, and July 28, 1996.


                           Summary Compensation Table

                           Annual Compensation(1)               Long-Term Compensation
                           ----------------------               ----------------------
                                                            Securities
Name and            Fiscal                                  Underlying         All Other
Principal Position  Year     Salary(2)     Bonus(3)         Options/SARs(4)    Compensation
-------------------------------------------------------------------------------------------------------
Lee N. Blatt        1998     $ 485,549    $ 303,191              -              $ 4,800  (6)
Chairman of         1997       531,629      302,432           599,999  (5)        4,500
the Board           1996       483,028      203,068           133,333  (7)        4,500

Myron Levy          1998     $ 333,912    $ 242,553              -              $ 9,300  (6)
President           1997       307,764      181,460           400,000  (5)        9,000
                    1996       288,726      121,841            66,667  (7)        7,380

Allan Coon          1998     $ 110,011    $  30,000              -              $ 6,153  (6)
Vice President      1997       110,011        -                73,332  (5)        5,751
                    1996       110,011    $  30,000            13,333  (7)        4,569

Anello C. Garefino  1998     $ 100,760   $   20,000              -              $ 3,845  (6)
Vice President      1997       101,914        -                59,999  (5)        3,579
Finance-Treasurer   1996        97,885   $   15,000            13,333  (7)        3,424

George Hopp         1998     $ 107,615   $    7,500              -              $ 1,488  (6)
Vice President      1997       107,615        -                18,666  (5)        1,422
                    1996       104,000        -                  -                1,185

(1) Does not include Other Annual Compensation because amounts of certain perquisites and other non-cash benefits provided by the Company do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.
(2) Amounts set forth herein include cost of living adjustments under employment contracts.
(3) Represents for Messrs. Blatt and Levy incentive compensation under employment agreements.


(4) Adjusted to give effect to a four-for-three stock split on September 30, 1997. This table includes warrants issued to these individuals outside the stock option plans.
(5) Consisting of the following options issued in October 1996 for the right to purchase Common Stock of the Company at a price of $6.9375: Lee N. Blatt - 133,333, Myron Levy - 100,000, Allan Coon - 26,666, Anello C. Garefino - 13,333; options granted in February 1997 at a price of $8.3438 and repriced to $6.0938 in April 1997: Lee N. Blatt 133,333, Myron Levy - 100,000, Allan Coon - 20,000, Anello C. Garefino - 20,000, and George Hopp - 5,333; and options granted in May 1997 at a price of $6.4688: Lee N. Blatt - 333,333, Myron Levy - 200,000, Allan Coon - 26,666, Anello C. Garefino - 26,666, and George Hopp - 13,333.
(6)  All Other Compensation  includes: (a) group term life insurance as follows:
     $4,500 for Mr. Levy, $2,387 for Mr. Coon, $522 for Mr. Garefino, and $1,488 for Mr. Hopp, and (b) contributions to the Company's 401(k) Plan as a pre-tax salary deferral as follows: $4,800 for each of Messrs. Blatt and Levy, $3,766 for Mr. Coon, and $3,323 for Mr. Garefino.
(7) Represents warrants issued in December 1995 for the right to purchase Common Stock of the Company at a price of $4.6425.


             AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth stock options exercised during fiscal 1998 and all unexercised stock options and warrants held by the named executive officers as of August 2, 1998. No options were granted to the named executive officers during the fiscal year ended August 2, 1998.

                                                                                     Value of
                                                    Number of Unexercised    Unexercised In-The-Money
                   Shares                           Options and Warrants       Options and Warrants
                  Acquired on    Value             at Fiscal Year-End(2)      at Fiscal Year-End(3)
Name              Exercise(#)    Realized($)(1)  Exercisable   Unexercisable  Exercisable    Unexercisable
----              ------------   --------------  -----------   -------------  -----------    -------------
Lee N. Blatt            -         $    -          311,112            -       $ 1,491,505    $    -
Myron Levy              -              -          255,559         66,666       1,091,078       231,244
Allan Coon           15,000         111,408        49,444          8,888         160,883        30,830
Anello C. Garefino       -             -           43,335          8,888         192,802        30,830
George Hopp              -             -           10,223         10,666          46,205        36,997

(1) Values are calculated by subtracting the exercise price from the trading price of the Common Stock as of the exercise date.
(2) Adjusted to give effect to a four-for-three stock split on September 30, 1997.
(3) Based upon the trading price of the Common Stock of $9.9375 on August 2, 1998.

Employment Agreements

     Lee N. Blatt has entered into a new employment agreement with the Company, dated as of October 1, 1998, which provides for a four year and three month term, terminating on December 31, 2002. Pursuant to the agreement, Mr. Blatt receives compensation consisting of a base salary of $475,000, with an annual cost of living increase and an incentive bonus. Mr. Blatt's incentive bonus is 5% of the pretax income of the Company in excess of 10% of the Company's stockholders' equity for specific periods, as adjusted for stock issuances. Mr. Blatt's incentive bonus cannot exceed his base salary.

     Myron Levy has entered into a new employment agreement with the Company, dated as of October 1, 1998, which provides for a four year and three month term, terminating on December 31, 2002, and a five year consulting period commencing at the end of the active employment period. Pursuant to the agreement, Mr. Levy receives compensation consisting of a base salary of $325,000, with an annual cost of living increase and an incentive bonus. Mr. Levy's incentive bonus is 4% of the pretax income of the Company in excess of 10% of the Company's stockholders' equity for specific periods, as adjusted for stock issuances. Mr. Levy's incentive bonus cannot exceed his base salary. Mr. Levy's compensation during the consulting period is at the annual rate of $100,000.

     The employment agreements with Messrs. Blatt and Levy provide for certain payments following death or disability. The employment agreements also provide, in the event of a change in control of the Company, as defined therein, the right, at their election, to terminate the agreement and receive a lump sum payment of approximately three times their annual salary.

     Glenn Rosenthal entered into an employment agreement with the Company and Metraplex, dated as of August 4, 1997, which provides for a three year term, terminating on August 4, 2000. Pursuant to this agreement, Mr. Rosenthal receives annual compensation consisting of a base salary of $130,000 and an incentive bonus based on 3% of the pre-tax income of Metraplex. The employment agreement also provides that if Mr. Rosenthal is relocated out of Frederick, Maryland, he shall receive $260,000 if during the first year of the employment agreement, $195,000 if during the second year, and $130,000 if during the third year or beyond.

     Allan Coon has entered into a severance agreement with the Company, dated June 11, 1997, which provides that in the event Mr. Coon is terminated other than for cause prior to June 12, 1999, he is entitled to two years' base salary and in the event he is so terminated after June 11, 1999 and before June 12, 2002, he is entitled to one year's base salary. Mr. Coon's present base salary is $110,000.

     Anello C. Garefino has entered into a severance agreement with the Company, dated February 18, 1998, which provides that in the event Mr. Garefino is terminated other than for cause prior to February 19, 2000, he is entitled to two years' base salary and in the event he is so terminated after February 18, 2000 and before February 19, 2003, he is entitled to one year's base salary. Mr. Garefino's present base salary is $105,000.

Indemnification Agreements

     Herley has entered into separate indemnification agreements with its officers and directors. Herley has agreed to provide indemnification with regard to certain legal proceedings so long as the indemnified officer or director has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Herley and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Herley only provided indemnification for expenses, judgments, fines and amounts paid in settlement actually incurred by the relevant officer or director, or on his or her behalf, arising out of proceedings brought against such officer or director by reason of his or her corporate status.

Stock Plans

     Certain officers and directors of the Company hold options or warrants to purchase Common Stock under the Company's 1992 Non-Qualified Stock Option Plan, 1996 Stock Option Plan, 1997 Stock Option Plan (collectively, the "Stock Plans") and warrant agreements.

     1992 Non-Qualified Stock Option Plan.
     ------------------------------------

     The 1992 Non-Qualified Stock Option Plan covers 1,333,333 shares of Common Stock. Under the terms of the plan, the purchase price of the shares, subject to each option granted, is 100% of the fair market value at the date of grant. The date of exercise is determined at the time of grant by the Compensation Committee or the Board of Directors. If not specified, 50% of the shares can be exercised each year beginning one year after the date of grant. The options expire ten years from the date of grant. In December 1995, this plan was terminated except for outstanding options thereunder. At August 2, 1998, non-qualified options to purchase 97,119 shares of Common Stock were outstanding under this plan.

     1996 Stock Option Plan.
     ----------------------

     The 1996 Stock Option Plan covers 666,666 shares of Common Stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the Compensation Committee or the Board of Directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire ten years from the date of grant. At August 2, 1998, non-qualified options to purchase 337,331 shares of Common Stock were outstanding under this plan.

     1997 Stock Option Plan.
     ----------------------

     The 1997 Stock Option Plan covers 1,666,666 shares of Common Stock. Options granted under the plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Under the terms of the plan, the exercise price of options granted under the plan will be the fair market value at the date of grant. The nature and terms of the options to be granted are determined at the time of grant by the Compensation Committee or the Board of Directors. If not specified, 100% of the shares can be exercised one year after the date of grant. The options expire ten years from the date of grant. Options for 88,333 shares of Common Stock were granted during the fiscal year ended August 2, 1998. At August 2, 1998, options to purchase 426,394 shares of Common Stock were outstanding under this plan. On August 14, 1998, the Company issued 10 year options to purchase 250,000 shares of Common Stock under this plan to each of Lee N. Blatt and Myron Levy, which options vest one third on each of the grant date and on the first and second anniversary dates of the grant date.

     Warrant Agreements.
     -------------------

     In April 1993, common stock warrants were issued to certain officers and directors for the right to acquire 573,333 shares of Common Stock at an exercise price of $5.3475 per share, which was the closing price of the Common Stock on the date of issue. In December 1995, warrants with respect to 533,333 of these shares were canceled. The warrants expire April 30, 1998. In December 1995, warrants were issued to certain officers for the right to acquire 293,333 shares of Common Stock at an exercise price of $4.6425 per share at date of issue. These warrants expire December 13, 2005. At August 2, 1998, warrants to purchase 280,000 shares of Common Stock were outstanding.

Employee Savings Plan

     The Company maintains an Employee Savings Plan that qualifies as a thrift plan under Section 401(k) of the Internal Revenue Code. This plan allows employees to contribute between 2% and 15% of their salaries to the plan. The Company, at its discretion, can contribute 100% of the first 2% of the employees' salary so contributed and 25% of the next 4% of salary. Additional Company contributions can be made, depending on profits. The aggregate benefit payable to an employee depends upon the employee's rate of contribution, the earnings of the fund, and the length of time such employee continues as a participant. The Company accrued approximately $197,000 for the 52 weeks ended August 2, 1998, and contributed approximately $181,000 and $159,000 to this plan for the fiscal years ended August 3, 1997 and July 28, 1996, respectively. For the year ended August 2, 1998, $4,800, $4,800, $3,766, and $3,323 was contributed by the Company to this plan for Messrs. Blatt, Levy, Coon and Garefino, respectively, and $24,328 was contributed for all officers and directors as a group.

Board of Directors Interlocks and Insider Participation

     The Company's Compensation Committee consists of Messrs. Thomas J. Allshouse, Edward K. Walker, Jr. and Alvin M. Silver. None of these persons were officers or employees of the Company during fiscal 1998 nor had any relationship requiring disclosures in this Proxy Statement.

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Compensation Committee Report on Executive Compensation" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act.

Compensation Committee Report on Executive Compensation

     The primary function of the Compensation Committee is to oversee policies relating to executive compensation including salary, incentive bonuses, fringe benefits and stock option awards. Its objective is to attract and retain qualified individuals by providing competitive compensation, while, at the same time, linking such compensation to corporate objectives. The Committee believes that providing a direct relationship between corporate results and executive compensation will best serve shareholder interest. This link between executive compensation and corporate performance is facilitated through incentive bonuses based on earnings and also through stock option awards. Salary ranges for the chief executive officer and other executive officers are based on the underlying accountability of each executive's position, which is reviewed on a regular basis, subject to the terms and conditions of employment agreements.

     Stock options are granted to employees, including the Company's executive officers, by the Compensation Committee under the Company's stock option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. Among the Company's executive officers, the number of shares subject to options granted to each individual generally depends upon the level of the officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation Committee utilizes the services of independent consultants to perform analysis and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis.

Relationship   of  Compensation  to  Performance  for  Officers
and  Chief Executive Officer

     The Compensation Committee annually establishes, subject to any applicable employment agreements, the salaries which will be paid to the Company's executive officers during the coming year. In setting salaries, the Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock option plans maintained by the Company and its affiliates, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities and job performance.

          The Compensation Committee:

           Thomas J. Allshouse
           Edward K. Walker
           Alvin M. Silver

Compliance with Section 16(a) of the  Securities  Exchange Act

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities (Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities
Dealers, Inc. (the "NASD"). These Reporting Persons are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and NASD.

     Based solely upon the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 1998.

                               PERFORMANCE GRAPH

     The following graph sets forth the cumulative total stockholder return to the Company's stockholders during the five year period ended August 2, 1998 as well as an overall stock market index (NASDAQ Stock Market-US) and the Company's peer group index (S&P Aerospace/Defense):

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG HERLEY INDUSTRIES, INC., THE NASDAQ STOCK MARKET-US INDEX AND
                       THE S & P AEROSPACE/DEFENSE INDEX


                                                  Cumulative Total Return
                                   ------------------------------------------------------

                                    7/93      7/94      7/95      7/96      7/97      7/98

HERLEY INDUSTRIES, INC.            100.00     50.00     68.25    111.11    176.19    168.25
NASDAQ STOCK MARKET (U.S.)         100.00    102.91    144.50    157.43    232.31    274.20
S&P AEROSPACE/DEFENSE              100.00    114.33    170.23    220.90    313.01    237.84


                           MISCELLANEOUS INFORMATION

     A representative of Arthur Andersen LLP, the Company's independent public accountants for the fiscal year ended August 2, 1998, plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held by record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting zzzmaterial to the beneficial owners of the stock held of record by such persons.

     Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than October 1, 1999 to be considered for inclusion in the Company's next Proxy Statement.

     A copy of the Company's Annual Report for the fiscal year ended August 2, 1998 has been provided to all stockholders as of the Record Date. The Annual Report is not to be considered as proxy soliciting material.


                                   By Order of the Board of Directors,

                                             LEE N. BLATT
                                        Chairman of the Board


Dated:  December 30, 1998
        Lancaster, Pennsylvania

                        HERLEY INDUSTRIES, INCORPORATED


The undersigned hereby appoints Lee N. Blatt and Myron Levy, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in HERLEY INDUSTRIES, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held January 26, 1999 and any adjournments thereof.

                  (CONTINED AND TO BE SIGNED ON THE OTHER SIDE)

                         ANNUAL MEETING OF STOCKHOLDERS
                            HERLEY INDUSTRIES, INC.

                                January 26, 1998

The Board of Directors recommends a vote FOR the following proposals:

1. Election of the following nominees, as set forth in the proxy statement:

    Nominees:    Dr. Alvin M. Silver
                 John A. Thonet
                 Myron Levy

  [   ]  FOR all nominees listed above       [   ] WITHHOLD authority to vote

  (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

   ___________________________________________________________________________

2. Upon such other business as may properly come before the meeting or any adjournment thereof.

                  (Continued and to be signed on reverse side)
  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE



__________________(L.S.)   _______________(L.S.)   Dated:  _____________, 1999

(Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)